CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-8 of our report dated April 15, 2014 with respect to the relating to the financial statements of Nyxio Technologies Corporation.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada

February 03, 2015